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                                                                     Exhibit 1.1

                                       AEP INDUSTRIES INC.

                                  2,412,818 SHARES COMMON STOCK

                                     Underwriting Agreement


                                                                   June __, 1999


J.P. Morgan Securities Inc.
Lehman Brothers Inc.
As Representatives of the several
     underwriters listed in Schedule I
     hereto
c/o  J.P. Morgan Securities Inc.
     60 Wall Street
     New York, New York  10260

Ladies and Gentlemen:

         Borden, Inc. (the "SELLING STOCKHOLDER"), a stockholder of AEP Industries, Inc., a Delaware corporation (the "COMPANY"), proposes to sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom you are acting as representatives (the "REPRESENTATIVES"), an aggregate of 2,412,818 shares of common stock, par value $.01 per share, of the Company (the "UNDERWRITTEN SHARES"). In addition, the Company agrees to sell, at the option of the Underwriters and for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, up to an additional 361,923 shares of common stock of the Company (the "OPTION SHARES"). The Underwrit ten Shares and the Option Shares are herein referred to as the "SHARES".

         The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time when it shall become effective including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "REGISTRATION STATEMENT", and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "PROSPEC TUS". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collec tively, the "EXCHANGE ACT") that are deemed to be incorporated by reference therein.

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         Each of the Selling Stockholder or the Company, as the case may be, hereby agrees with the Underwriters as follows:

           1. The Selling Stockholder agrees to sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Selling Stockholder at a purchase price per share of $o (the "PURCHASE PRICE") the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         In addition, the Company agrees to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to 361,923 Option Shares for the sole purpose of covering over-allotments in the sale of the Underwritten Shares. The Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction, the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares that all of the Underwriters are entitled to purchase hereunder for the sole purpose of covering over-allotments (if any) in the sale of the Underwritten Shares by the several Underwriters.

         The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

           2. The Selling Stockholder understands that the Underwriters intend
(i) to make a public offering of the Shares as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.


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           3. Payment for the Underwritten Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder to the Representatives on June o, 1999, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Selling Stockholder may agree upon in writing. Payment for the Option Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the "CLOSING DATE" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "ADDITIONAL CLOSING DATE". As used herein, the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Underwritten Shares duly paid by the Selling Stockholder and any transfer taxes payable in connection with the transfer to the Underwriters of the Option Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

         As compensation to the Underwriters for their commitments hereunder, the Selling Stockholder will pay, or cause to be paid, to J.P. Morgan Securities Inc., for the accounts of the several Underwriters, an amount equal to $o per share for the Underwritten Shares to be delivered by the Selling Stockholder hereunder on the Closing Date. On June o, 1999 or on such other date, not later than the fifth Business Day thereafter, as the Representatives and the Selling Stockholder may agree upon in writing, the Selling Stockholder will pay or cause to be paid by wire transfer, in immediately available funds, such commission to the account specified by J.P. Morgan Securities, Inc. In the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares, the Company will pay or cause to be paid by wire transfer, in immediately available funds, such commission to the account specified by J.P. Morgan Securities Inc.

           4. (a) The Company represents and warrants to each Underwriter and


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the Selling Stockholder that:

                  (i) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter or the Selling Stockholder furnished to the Company in writing by such Underwriter through the Representatives or the Selling Stockholder, as the case may be, expressly for use therein;

                  (iii) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material


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         respects to the requirements of the Exchange Act, as applicable and none of such documents, as amended, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iv) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; said finan cial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis;

                  (v) the statistical and market-related data included in the Prospectus are based on or derived from sources, including, without limitation, internal Company research, surveys or studies, that the Company believes are reliable and accurate;

                  (vi) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), otherwise than as set forth or contemplated in the Prospectus. Since the respective dates as of which information is given in the Registration Statement and Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement material to the Company and its subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice;

                  (vii) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of


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         its jurisdiction of incorporation, with corporate power and authority to own and lease its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, individually, or in the aggregate with all other such failures, would not have a Material Adverse Effect;

                  (viii) each Significant Subsidiary (as that term is defined in Regulation S-X under the Securities Act) of the Company that is a corporation has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with the corporate power and authority to own and lease its properties and conduct its business as described in the Registration Statement and Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, individually, or in the aggregate with all other such failures, would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and (except as otherwise set forth in the Registration Statement and Prospectus) are, and as of the Closing Date, will be owned by the Company, directly or indirectly, free and clear of all material liens, encumbrances, security interests or claims;

                  (ix) this Agreement has been duly authorized, executed and delivered by the Company;

                  (x) the Company has, and, as of the Closing Date (prior to the consummation of the transactions contemplated herein), will have the capitalization set forth in the Prospectus under the caption "Capitalization." All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as described in the Prospectus, are not subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the subsidiaries, or any contract, commitment, agreement,


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         understanding or arrangement of any kind to which the Company or any
         Significant Subsidiary is a party relating to the issuance of any capital stock of the Company or any such Significant Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

                  (xi) neither the Company nor any of the Significant Subsidiaries is, (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred which, with the giving of notice or lapse of time or both would be, in violation of or in default under, its organizational documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them or any of their respective properties is subject, except for any such defaults which would not, individually or in the aggregate, have a Material Adverse Effect or (iii) in violation of any law, ordinance, governmental rule or regulation or any order, judgment or decree to which it or any of their respective properties is subject, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xii) the execution and delivery by the Company of this Agreement, the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, franchise agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of their respective properties is subject or (ii) result in any violation of (a) the charter or by-laws or similar organizational document of the Company or any of the subsidiaries or (b) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any Significant Subsidiary or any of their respective properties, except, in the case of clauses
         (i) and (ii)(b), for any such conflicts, breaches, defaults or violations that, individually, or in the aggregate, would not have a Material Adverse Effect;

                  (xiii) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the execution and delivery by the Company of this Agreement, the performance by the Company of


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         its obligations under this Agreement or the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under any state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (xiv) other than as set forth in the Prospectus there are no legal or governmental investigations, actions, suits or proceedings (collectively, "PROCEEDINGS") pending against or affecting the Company or any of the subsidiaries or any of their respective properties or of which the Company or any of the subsidiaries is or, to its knowledge, may be a party or of which any property of the Company or any of the subsidiaries is or, to its knowledge, may be the subject which, individually or in the aggregate, could have, or reasonably could be expected to have, a Material Adverse Effect; and to the Company's best knowledge, no such Proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (xv) the Company and the subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus and except to the extent as would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xvi) the Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

                  (xvii) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

                  (xviii) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith except such amounts which are not, individually or in the


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         aggregate, material to the Company and the subsidiaries, taken as a whole; and there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary, except such tax deficiencies in such amounts which are not, individually or in the aggregate, material to the Company and the subsidiaries taken as a whole;

                  (xix) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Stock;

                  (xx) each of the Company and its Significant Subsidiaries owns, possesses or has obtained all licenses, franchises, permits, certificates, consents, orders, approvals and other authorizations (collectively, "PERMITS") from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations, all domestic or foreign courts and other tribunals necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to obtain any such Permit or make any such declaration or filing would not, individually or in the aggregate, have a Material Adverse Effect and neither the Company nor any such Significant Subsidiary has received any notice of any proceeding relating to revocation or modification of any such Permit; and each of the Company and the Significant Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except to the extent that failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xxi) there are no existing or, to the Company's knowledge, threatened labor disputes with the employees of the Company or any of the Significant Subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect;

                  (xxii) the Company and the Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state, provincial, local or municipal laws, rules, regulations, ordinances, codes, policies or rules of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses


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         or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval and
         (iv) have not received any notice of any currently pending or threatened administrative, regulatory or judicial action, suit, demand, claim, lien, notice of noncompliance or violation, investigation or proceeding relating in any way to any Environmental Law, EXCEPT, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xxiii) in the ordinary course of business, each domestic operating unit or operating foreign Significant Subsidiary of the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of such operating unit or Significant Subsidiary, in the course of which associated costs and liabilities are identified and evaluated (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such evaluations, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

                  (xxiv) each employee benefit plan, within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "CODE"), except to the extent that any such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, which is material, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For


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                  each such plan which is subject to the funding rules of
                  Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

                           (xxv) the Company has all requisite corporate power
                  and authority to execute this Agreement and to perform its obligations hereunder; and all corporate action or action by the stockholders and/or the board of directors of the Company, as the case may be, required to be taken by the Company for the due authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly taken;

                           (xxvi) no forward-looking statement (within the
                  meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and

                           (xxvii) As used herein, the "Year 2000 Problem"
                  refers to programs that were written to store only two digits of the year portion of date-related information in order to more efficiently handle and store data; such programs are unable to properly distinguish between the year 1900 and the year 2000. As stated in the Prospectus, the Company has completed its inventories and assessments in regard to embedded technology and has evaluated the impact on it of compliance by significant third parties. Because of the general uncertainty inherent in the Year 2000 Problem, the Company is unable to determine whether the consequences of Year 2000 failures will have a material impact on its results of operations.

         (b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                           (i) all consents, approvals, authorizations and
                  orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Stockholder;


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                           (ii) the sale of the Shares to be sold by the Selling
                  Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder;

                           (iii) the Selling Stockholder has good and valid
                  title to the Shares to be sold at the Closing Date by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims other than those created pursuant to this Agreement; such Selling Stockholder will have, immediately prior to the Closing Date good and valid title to the Shares to be sold at the Closing Date by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims other than those created pursuant to this Agreement; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters;

                           (iv) the Selling Stockholder has not taken and will
                  not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

                           (v) information relating to the Selling Stockholder
                  furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement and the Prospectus (as amended or supplemented) (the "SELLING STOCKHOLDER INFORMATION"), does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Selling Stockholder Information included in the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The Selling Stockholder specifically agrees that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by dissolution or by the occurrence of any other event. If the Selling Stockholder should be dissolved, or if any other such event should occur, before the delivery of the Shares by it hereunder, certificates representing such Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement.

         5. (a) The Company covenants and agrees with each of the several Underwriters as follows:

                           (i) to use its best efforts to cause the Registration
                  Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

                           (ii) to deliver, at the expense of the Company, to
                  the Representatives 6 signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits but including the documents incorporated by reference therein and, during the period mentioned in Section 5(a)(v) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Representatives may reasonably request;

                           (iii) before filing any amendment or supplement to
                  the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

                           (iv) to advise the Representatives promptly, and to
                  confirm such advice in writing (A) when the Registration Statement has become effective, (B) when any amendment to the Registration Statement has been filed or becomes effective,
                  (C) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (D) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (F) of the occurrence of any event, within the period referenced in
                  Section 5(a)(v) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                           (v) if, during such period of time after the first
                  date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospec tus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                           (vi) to endeavor to qualify the Shares for offer and
                  sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; PROVIDED that the Company shall not be required to file a general consent to service of process in any jurisdiction;

                           (vii) to make generally available to its security
                  holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                           (viii) for a period of five years from the date
                  hereof, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                           (ix) for a period of 90 days after the date of the
                  initial public offering of the Shares not to (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $.01 per share par value, of the Company (the "COMMON STOCK") or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of the Representatives, other than any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans or pursuant to the Company's existing stock purchase plan or the grant of stock options under the Company's 1995 stock option plan;

                           (x) to use its best efforts to list for quotation the
                  Shares on the National Association of Securities Dealers Automated Quotations National Market (the "NASDAQ NATIONAL MARKET");

                           (xi) whether or not the transactions contemplated in
                  this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (A) incident to the preparation, reregistration, transfer, execution and delivery of the Shares, (B) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus, (C) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate, (D) in connection with the listing of the Shares on the Nasdaq National Market, (E) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (F) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (G) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (H) the cost of preparing stock certificates and (I) the cost and charges of any transfer agent and any registrar, other than fees and expenses of counsel for the underwriters.

         (b) The Selling Stockholder covenants and agrees with each of the several Underwriters as follows:

                           (i) for a period of 90 days after the date of the
                  initial public offering of the Shares not to (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (A) or
                  (B) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (C) make any demand for or exercise any right with respect to the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock without the prior written consent of the J.P. Morgan Securities Inc., in each case other than the Shares to be sold by the Selling Stockholder hereunder; and

                           (ii) to pay or cause to be paid all taxes, if any, on
                  the transfer and sale of the Shares being sold by the Selling Stockholder.

         6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by each of the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

         (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a)(i) hereof; and all requests for additional information shall have been complied with;

         (b) the respective representations and warranties of the Company and the Selling Stockholder contained herein are true and correct on and as of the Closing Date in the case of the Company and the Selling Stockholder, or on and as of the Additional Closing Date in the case of the Company, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and each of the Company and the Selling Stockholder shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

         (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that is with negative implications, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

         (d) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock or long-term debt of the Company and its subsidiaries taken as a whole or any material adverse change, or any development involving the reasonable likelihood of a prospective material adverse change, in the business, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, other wise, in each case, than as set forth or contemplated in the Prospectus, the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

         (e) the Representatives shall have received (i) on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Representatives to the effect set forth in Sections 6(a), 6(b), 6(c) and 6(d) (with respect to the respective representations, warranties, agreements and conditions of the Company) and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement and (ii) on and as of the Closing Date, a certificate of the Selling Stockholder, satisfactory to the Representatives to the effect set forth in Section 6(b) (with respect to the respective representations, warranties, agreements and conditions of the Selling Stockholder);

         (f) Bachner, Tally, Polevoy & Misher LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) the Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                           (ii) other than as set forth in the Prospectus, to
                  the best of such counsel's knowledge, there are no legal or governmental investigations, actions, suits or proceedings (collectively, "PROCEEDINGS") pending against or affecting the Company or any of the subsidiaries or any of their respective properties or of which the Company or any of the subsidiaries is or, may be a party or of which any property of the Company or any of the subsidiaries is or, may be the subject which, individually or in the aggregate, could have, or reasonably could be expected to have, a Material Adverse Effect; and to such counsel's best knowledge, no such Proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (iii) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (iv) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (v) the Underwritten Shares have been duly authorized
                  and are validly issued, fully paid and non-assessable, and the Option Shares, if issued and paid for in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable;

                           (vi) the statements in the Prospectus included under
                  the headings "Description of Capital Stock" and "Underwriting" and in Item 15 of the Registration Statement in 15, insofar as such statements constitute a summary of the terms of the common stock of AEP Industries Inc., legal matters, documents or proceedings referred to therein, fairly summarize and present in all material respects the information required to be presented with respect to such terms, legal matters, documents or proceedings;

                           (vii) such counsel is of the opinion that the
                  Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act;

                           (viii) such counsel has participated in conferences
                  with officers and other representatives of the Company, representatives of the independent public accountants for the Company and the Representatives, at which the contents of the Registration Statement and related matters were discussed and, although such counsel did not independently verify, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement (except to the extent set forth in paragraph (vi) above), based upon such participation (relying as to materiality, to the extent involving matters of fact, to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement or any amendment or supplement thereto contained as of its date or contains as of the date hereof any untrue statement of a material fact or omitted as of its date or omits as of the date hereof to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need not express an opinion).

                           (ix) the execution and delivery by the Company of the
                  Underwriting Agreement, the filing by the Company of the Registration Statement, the issuance and sale of the Option Shares, the performance by the Company of all of its obligations under the Underwriting Agreement and the consummation of the transactions contemplated thereby do not and will not (i) result in any violation of the charter or by-laws of the Company, or (ii) constitute a default under, any indenture, mortgage, deed of trust, loan agreement, franchise agreement or other agreement or instrument, in each case, identified to such counsel as material in a certificate of the Company or filed by the Company under the Securities Act or the Exchange Act as a material agreement (the "Material Agreements"), to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of their respective properties is subject, or (iii) result in a violation of any order, judgment or decree of any Delaware, New York or Federal court or governmental authority binding on the Company and identified to such counsel in a certificate of the Company or violate any material Delaware, New York or Federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as directly applicable to the Company or to transactions of the type contemplated by the Underwriting Agreement, except, in the case of clauses (ii) and (iii), for any such conflicts, breaches, defaults or violations that, individually or in the aggregate, would not have a Material Adverse Effect. Such counsel shall express no opinion as to the effect of the execution, delivery or performance of the Underwriting Agreement and the consummation of the transactions centemplated thereby on the Company's compliance with financial covenants contained in any Material Agreement;

                       (x) no consent, approval, authorization, order, license,
                  registration or qualification of or with any Federal, New York or Delaware court or governmental agency or body is required for execution and delivery by the Company of this Agreement, the issuance of the Option Shares or the consummation by the Company of the transactions contemplated herein, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and

                           (xi) the Company is not an "investment company" or
                  entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, and the State of New York and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws and
(B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in Section 6(f)(ix) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.

         The opinion of Bachner, Tally, Polevoy & Misher LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (g) Simpson Thacher & Bartlett, counsel to the Selling Stockholder, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by or on behalf of the Selling Stockholder; and

                           (ii) the Selling Stockholder is the sole record owner
                  of all of the Underwritten Shares to be sold by the Selling Stockholder, the Selling Stockholder has full corporate power, rights and authority to sell such Underwritten Shares and upon payment for and delivery of the Underwritten Shares in accordance with this Agreement, the Underwriters will acquire all of the rights of the Selling Stockholder in the Underwritten Shares and will also acquire their interest in such Underwritten Shares free of any adverse claim.

         In rendering such opinions, such counsel may rely as to matters involving the application of laws other than the laws of the United States and the State of New York and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws. The opinion of such counsel for the Selling Stockholder shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

         (h) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, Arthur Andersen LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

         (i) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (j) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

         (k) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request;

         (l) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be,

         7. The Company agrees to indemnify and hold harmless the Selling Stockholder and each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Repre sentatives expressly for use therein and except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein; PROVIDED, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter), from whom the person or persons asserting any such losses, claims, damages or liabilities purchased Shares if such untrue statement of omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person or persons at or prior to the written confirmation of the sale of such Shares to such person.

         The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares, the Company and each person, if any, who controls any Underwriter or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement or the Prospectus, amendment or supplement thereto, or any preliminary prospectus; PROVIDED, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or the Company (or to the benefit of any person controlling such Underwriter or the Company) from whom the person or persons asserting any such losses, claims, damages or liabilities purchased Shares if such untrue statement of omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person or persons at or prior to the written confirmation of the sale of such Shares to such person.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 7, such person (the "INDEMNIFIED PERSON") shall promptly notify the person or persons against whom such indemnity may be sought (each an "INDEMNIFYING PERSON") in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Persons unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons have failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder shall be designated in writing by the Selling Stockholder. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first four paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appro priate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Selling Stockholder and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Selling Stockholder or the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Stockholder set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Selling Stockholder and (iii) acceptance of and payment for any of the Shares.

         8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or calamity or crisis that, in the judgment of J.P. Morgan Securities Inc., is material and adverse and which, in the judgment of J.P. Morgan Securities Inc., makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

         9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to
Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Selling Stockholder for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Selling Stockholder. In any such case either you or the Selling Stockholder shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Addi tional Closing
Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company or the Selling Stockholder shall be unable to perform their respective obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder; PROVIDED, that if (i) the Closing does not occur primarily as a result of the failure of the Selling Stockholder to deliver all of the Underwritten Shares on the Closing Date, to deliver the certificate contemplated by clause (ii) of paragraph (e) of Section 6 of this Agreement on the Closing Date or to cause to be delivered the opinion of counsel contemplated by paragraph (g) of Section 6 of this Agreement on the

Closing Date and (ii) primarily as a result of the failure of the Selling Stockholder the Company is required to reimburse the Underwriters for out-of-pocket expenses pursuant to this Section 10 ("SECTION 10 EXPENSES"), then the Selling Stockholder hereby agrees to reimburse the Company to the extent such Section 10 Expenses are actually reimbursed by the Company to the Underwriters.

         11. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholder and the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         12. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax:(212) 648-5705); Attention: Syndicate Department. Notices to the Company shall be given to it at AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606, Attention: Paul M. Feeney, Executive Vice President and Chief Financial Officer (telefax: (201) 807-2566); Notices to the Selling Stockholder shall be given to the Selling Stockholder at Borden, Inc., 180 East Broad Street, Columbus, Ohio 13215-3799, (telefax: (614) 225-7299); Attention:
William Carter, Executive Vice President and Chief Financial Officer.

         13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                            Very truly yours,

                                            AEP INDUSTRIES INC.



                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                            Selling Stockholder



                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


Accepted: June o, 1999

J.P. Morgan Securities Inc.
Lehman Brothers Inc.

Actingseverally on behalf of themselves and the several Underwriters listed in
      Schedule I hereto.


By:
    -------------------------------
    Name:
    Title:

                                   SCHEDULE I




               UNDERWRITER                                      NUMBER OF SHARES
                                                                 TO BE PURCHASED

J.P. Morgan Securities Inc............................
Lehman Brothers Inc...................................

         Total